Exhibit 99.1

NOTICE OF OPTIONAL REDEMPTION

March 30, 2011

Deutsche Bank Trust Company Americas,
as Trustee
60 Wall Street, 26th Floor
New York, New York 10005
Facsimile: (212) 553-2460

Attention: Corporate Trust Administration

Ladies and Gentlemen:

          Reference is hereby made to the First Supplemental Indenture dated as of December 10, 2009 among CIT Group Inc., as Issuer (the “Company”), the Guarantors Named Therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent (the “First Supplemental Indenture”), supplementing the Indenture dated as of December 10, 2009 between CIT Group Inc., as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (the “Series A Indenture” and, together with the First Supplemental Indenture, collectively, the “Indenture”). Capitalized terms used but not otherwise defined herein, shall have the meaning assigned to such terms in the Indenture.

          NOTICE IS HEREBY GIVEN TO THE TRUSTEE, pursuant to Section 11.2 of the Series A Indenture, of the Company’s election to effect an optional redemption of the Notes under Section 3.2 of the First Supplemental Indenture in the manner more fully described hereinbelow.

          The Company hereby designates May 2, 2011 as the Redemption Date for the optional redemption of Notes to be made pursuant to this Notice of Optional Redemption.

          On the above-referenced Redemption Date, the Company shall optionally redeem Notes in an aggregate principal amount of Two Billion Five Hundred Million Dollars ($2,500,000,000.00) at a Redemption Price equal to one hundred two (102.0) percent of such aggregate principal amount.

          The aggregate principal amount of Notes to be redeemed pursuant to this Notice of Optional Redemption shall consist of the principal amounts under the following series of Notes: (a) One Billion One Hundred Four Million Seven Thousand Four Hundred Eighty Two

Dollars ($1,104,007,482.00) in principal amount of the 2013 Notes (CUSIP No. 125581 FT0; ISIN No. US125581FT04), being the entire outstanding principal amount of such series of Notes; and (b) One Billion Three Hundred Ninety Five Million Nine Hundred Ninety Two Thousand Five Hundred Eighteen Dollars ($1,395,992,518.00) in principal amount of the 2014 Notes (CUSIP No. 125581 FU7; ISIN No. US125581FU76). The entire outstanding principal amount of the 2014 Notes is currently Three Billion One Hundred Fifty Six Million Eleven Thousand Two Hundred Six Dollars ($3,156,011,206.00).

          The optional redemption of 2014 Notes to be made pursuant to this Notice of Optional Redemption is a partial redemption thereof being processed through DTC. Please identify the optional redemption of 2014 Notes to be made pursuant to this Notice of Optional Redemption to DTC as being a redemption to be treated by DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal”.

          By its execution of this Notice of Optional Redemption, the Trustee hereby (y) waives (i) the requirement in Section 11.2 of the Series A Indenture that the Company give notice of its election to effect an optional redemption of Notes hereunder at least sixty (60) days prior to the above-referenced Redemption Date, and (ii) the requirement in Section 11.4 of the Series A Indenture that the Company give the Trustee at least 5 days’ prior notice of the date on which the Company requests the Trustee to give Holders notice of the Company’s optional redemption of Notes hereunder; and (z) agrees with the Company that notice given pursuant to this Notice of Optional Redemption on the date hereof constitutes good and sufficient notice under each of the foregoing sections for purposes of the Company’s optional redemption of Notes hereunder on such Redemption Date.

[Remainder of Page Intentionally Left Blank. The Next Page is the Signature Page.]

          IN WITNESS WHEREOF, the undersigned has caused this Notice of Optional Redemption to be executed by its duly authorized officer as of the date first above written.

CIT GROUP INC.

By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Executive Vice President and Treasurer

ACCEPTED AND AGREED TO:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Irene Siegel

Name:	Irene Siegel

Title:	Vice President

By:	/s/ Maria Inoa

Name:	Maria Inoa

Title:	Associate